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                                                                  EXHIBIT 10.1


                        AMENDMENT TO TRANSATION DOCUMENTS


         THIS AMENDMENT, dated as of December 15, 1998, by and among KENNAMETAL INC., a Pennsylvania corporation (the "Borrower"), the Lenders parties to the Credit Agreement referred to below, and MELLON BANK, N.A., as Administrative Agent under such Credit Agreement.

                                    RECITALS:

         WHEREAS, the Borrower has entered into a Credit Agreement, dated as of November 17, 1997, by and among the Borrower, the Lenders parties thereto from time to time, and Mellon Bank, N.A., as Administrative Agent (as amended by an Amendment to Transaction Documents, dated as of November 26, 1997, an Amendment to Transaction Documents, dated as of December 19, 1997, and an Amendment to Transaction Documents, dated as of March 19, 1998, the "Credit Agreement"); and

         WHEREAS, the parties hereto desire to amend further the Credit Agreement as set forth herein.

         NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1. AMENDMENT RELATING TO EURO-RATE OPTION FUNDING PERIODS.
Section 2.03(c) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         (c) Funding Periods. At any time when the Borrower shall select, convert to or renew the Euro-Rate Option to apply to any part of the Committed Loans, the Borrower shall specify one or more Funding Periods during which such Option shall apply, such Funding Periods being as set forth in the table below:

         Interest Rate Option      Available Funding Periods

         Euro-Rate Option          One, two or three weeks, or one, two,
                                   three or six months
                                   (each, a "Euro-Rate Funding Period");

     provided, that:

         (i) each Euro-Rate Funding Period shall begin on a London Business Day, and the terms "month" and "week," when used in connection with a Euro-Rate Funding Period, shall be construed in accordance with prevailing practices in the London interbank market at the commencement of such Euro-Rate Funding Period, as determined by the Administrative Agent (which determination shall be conclusive absent manifest error);

         (ii) the Borrower may not select a Euro-Rate Funding Period that would end after the Revolving Credit Maturity Date; and

         (iii) the aggregate number of Funding Segments of the Euro-Rate Portions of the Committed Loans at any time shall not exceed fifteen.

         SECTION 2. AMENDMENT RELATING TO RECAPTURE INDEBTEDNESS. Section 2.07(b)(i) of the Credit Agreement is hereby amended by deleting the first two sentences thereof and replacing them with the following:

         "Reduction Event" shall mean any of the events defined as such in
Section 2.07(b)(ii), (iii), (iv), (v), (vi) or (vii). If a Reduction Event shall occur, an amount not less than the corresponding


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Reduction Event Application Amount shall be applied (x) first, to prepayment of the unpaid principal amount of outstanding Term Loans, if any, and then (y) the balance, if any, shall be applied to reduction of the aggregate Revolving Credit Committed Amounts; provided, that the Borrower shall not be obligated to make any application pursuant to the foregoing clause (y) in the event that (A) the Investment Grade Rating Condition is satisfied on the Reduction Event Date corresponding to such Reduction Event, or (B) such Reduction Event arises under
Section 2.07(b)(vi) (relating to Excess Cash Flow).

         SECTION 3. AMENDMENTS RELATING TO THE LETTER OF CREDIT SUBFACILITY.

         (a) Terms of Letters of Credit. Section 3.01(a)(ii) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         (ii) Terms of Letters of Credit. The Borrower shall not request any Letter of Credit to be issued except within the following limitations: each Letter of Credit (including an evergreen Letter of Credit) (I) shall have an expiration date no later than ten days before the Revolving Credit Maturity Date, (II) shall be denominated in Dollars, and (III) shall be payable only against sight drafts (and not time drafts).

         (b) Renewal. Section 3.01(b)(ii) of the Credit Agreement is hereby amended by adding the following sentence at the end of the subsection:

         A renewal of an evergreen Letter of Credit shall for all purposes hereunder (including Sections 3.01(a), 3.01(b)(i) and 5.02) be treated as though the Borrower had requested an issuance or extension of such Letter of Credit.

         (c) Limitations on Issuance, Extension and Amendment. Sections 3.01(b)(iii)(A), 3.01(b)(iii)(B) and 3.01(b)(iii)(C) of the Credit Agreement are hereby amended by deleting the parenthetical "(including any deemed issuance arising from increase or extension of a Letter of Credit as provided in Section 3.01(b)(ii))" and replacing it with the following parenthetical:

         (including any deemed issuance arising from any increase or extension of a Letter of Credit or any renewal of an evergreen Letter of Credit as provided in Section 3.01(b)(ii))

         SECTION 4. AMENDMENTS RELATING TO THE SWINGLINE SUBFACILITY.

         (a) Commitment Fee. Section 2.01(a)(iv) of the Credit Agreement is hereby amended by adding the phrase "Competitive Bid Loans and Swingline Loans" after the phrase "Revolving Credit Loans" in clause (B).

         (b) Mandatory Prepayments. Section 2.07(a) of the Credit Agreement is hereby amended (i) by deleting the phrase "among Funding Segments of the As-Offered Rate Portions of the Swingline Loans" in the last sentence and replacing it with the phrase "among Base Rate Swingline Loans, among Quoted Rate Swingline Loans" and (ii) by deleting the second sentence thereof in its entirety and replacing it with the following:

         Such amount shall be applied first to the principal amount of Base Rate Swingline Loans, then to outstanding Letter of Credit Unreimbursed Draws, then to the principal amount of outstanding Revolving Credit Loans, then to the principal amount of outstanding Competitive Bid Loans and Quoted Rate Swingline Loans (pro rata according to their respective outstanding principal amounts) , and the balance shall be deposited into the Letter of Credit Collateral Account.

         (c) Reduction Events. Section 2.07(b)(i)(B) of the Credit Agreement is hereby amended by deleting the phrase "or any Competitive Bid Loan" and replacing it with the phrase ", any Competitive Bid Loan or any Quoted Rate Swingline Loan".

         (d) Interest Payment Dates. Section 2.08 of the Credit Agreement is hereby amended by (i) deleting clause (c) in its entirety, (ii) inserting the word "and" after clause (a) and deleting the word "and" after clause (b), and
(iii) inserting the words "and each Quoted Rate Swingline Loan"



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after the first reference to "Competitive Bid Loan" and the words "or such
Quoted Rate Swingline Loan, as the case may be", after the second reference to "Competitive Bid Loan" in the next to last sentence.

         (e) Interest on Overdue Amounts. Section 2.09(c)(i) of the Credit Agreement is hereby amended by deleting the reference to "As-Offered Rate Portion of the Swingline Loans" and replacing it with a reference to "Quoted Rate Swingline Loans".

         (f) Funding Breakage. Section 2.10(b) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         (b) Funding Breakage. In the event that for any reason (i) the Borrower fails to borrow, convert or renew any part of any Loan which would, after such borrowing, conversion or renewal, have a Euro-Rate Portion, or fails to borrow any part of any Competitive Bid Loan or Quoted Rate Swingline Loan, in each instance after notice requesting such borrowing, conversion or renewal has been given by the Borrower (whether such failure results from failure to satisfy applicable conditions to such borrowing, conversion or renewal or otherwise), or (ii) any part of any Funding Segment of any Euro-Rate Portion, or any part of any Competitive Bid Loan or Quoted Rate Swingline Loan, becomes due (by acceleration or otherwise), or is paid, prepaid or converted to another interest rate Option (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due), on a day other than the last day of the corresponding Funding Period, the Borrower shall indemnify each Lender on demand (following delivery by such Lender to the Borrower of the certificate referred to below) against any loss, liability, cost or expense of any kind or nature which such Lender may sustain or incur in connection with or as a result of such event. Such indemnification in any event shall include an amount equal to the excess, if any, of (x) the aggregate amount of interest which would have accrued on the amount of the Euro-Rate Portion, Competitive Bid Loan or Quoted Rate Swingline Loan not so borrowed, converted or renewed, or which so becomes due, or which is so paid, prepaid or converted, as the case may be, from and including the date on which such borrowing, conversion or renewal would have been made pursuant to such notice, or on which such part of such Funding Segment or such part of such Competitive Bid Loan or Quoted Rate Swingline Loan so becomes due, or on which such part of such Funding Segment or such part of such Competitive Bid Loan or Quoted Rate Swingline Loan is so paid, prepaid or converted, as the case may be, to the last day of the Funding Period applicable to such amount (or, in the case of a failure to borrow, convert or renew, the Funding Period that would have been applicable to such amount but for such failure), in each case at the applicable rate of interest for such Euro-Rate Portion provided for herein (excluding, however, the Applicable Margin included therein, if any), or the applicable Quoted Swingline Rate or applicable Competitive Bid Rate, as the case may be, over (y) the aggregate amount of interest (as determined in good faith by such Lender) which would have accrued to such Lender on such amount for such period by placing such amount on deposit for such period with leading banks in the London interbank market. A certificate of a Lender Party claiming compensation under this Section 2.10(b) and setting forth the additional amount to be paid to it and indicating in reasonable detail the computation thereof shall be conclusive absent manifest error.

         (g) Substitution of a Lender. Section 2.13 of the Credit Agreement is hereby amended by deleting the reference to "the Swingline Lender".

         (h) Swingline Loans. Section 3.02 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         3.02. THE SWINGLINE SUBFACILITY.

         (a) The Swingline Subfacility.

         (i) General. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth and upon the agreements of the Lenders set forth in Section 3.02(d), each Swingline Lender agrees (such agreement being called such Swingline Lender's "Swingline Commitment"), severally and not jointly, at any time and from



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     time to time on and after the Swingline Effective Date and until the earlier of the Business Day immediately preceding the Revolving Credit Maturity Date and the termination of the Swingline Commitment of such Swingline Lender, (A) to make available to the Borrower Swingline Loans ("Quoted Rate Swingline Loans") on the basis of quoted interest rates (each, a "Quoted Swingline Rate") furnished by such Swingline Lender from time to time in its discretion to the Borrower (through the Administrative Agent) and accepted by the Borrower in its discretion and (B) to make Swingline Loans ("Base Rate Swingline Loans") to the Borrower bearing interest at a rate equal to the Base Rate Option; provided, however, that no Swingline Lender shall be obligated to furnish a Quoted Swingline Rate to the Borrower pursuant to clause (A).

         (ii) Limitations on Amount of Swingline Loans. The aggregate outstanding principal amount of Swingline Loans is limited as follows:

         (A) The aggregate outstanding principal amount of Base Rate Swingline Loans for each Swingline Lender shall not exceed such Swingline Lender's Swingline Committed Amount, although the aggregate outstanding principal amount of (I) the Base Rate Swingline Loans plus the Quoted Rate Swingline Loans of any Swingline Lender or (II) the Quoted Rate Swingline Loans of any Swingline Lender may exceed such Swingline Lender's Swingline Committed Amount.

         (B) The aggregate principal amount of all Swingline Loans may not at any time exceed the Swingline Current Availability. The Administrative Agent shall calculate the Swingline Current Availability each time there is a change in the aggregate outstanding principal amount of the Revolving Credit Loans, the aggregate Letter of Credit Exposure, the outstanding principal amount of Competitive Bid Loans, or the Revolving Credit Committed Amounts. The "Swingline Current Availability" at any time shall be equal to the lesser of:

         (I) The Swingline Subfacility Amount;

         (II) The aggregate amount of Swingline Committed Amounts then in effect; or

         (III) The amount equal to (y) the aggregate Revolving Credit Committed Amounts of the Lenders, minus (z) the sum of (1) the aggregate principal amount of Revolving Credit Loans, plus (2) the aggregate Letter of Credit Exposure, plus (3) the aggregate principal amount of Competitive Bid Loans.

         The Borrower shall not permit the aggregate principal amount of Swingline Loans at any time outstanding to exceed the Swingline Current Availability at such time.

         (iii) Certain Procedures. Each Quoted Rate Swingline Loan shall be made only by the Swingline Lender furnishing the relevant Quoted Swingline Rate. Each Base Rate Swingline Loan shall be made by the Swingline Lenders ratably in accordance with their respective Swingline Percentages. The Swingline Loans shall be made in a minimum aggregate principal amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof (or an aggregate principal amount equal to the remaining balance of the available Swingline Committed Amounts). Each Swingline Lender shall make the portion of each Swingline Loan to be made by it available to the Borrower by means of a credit to the general deposit account of the Borrower with the Administrative Agent or a wire transfer, at the expense of the Borrower, to an account designated in writing by the Borrower, in each case by 3:30 p.m., Pittsburgh time, on the date such Swingline Loan is requested to be made pursuant to paragraph (b) below, in immediately available funds.

         (iv) Revolving Credit. The Borrower may borrow, prepay and reborrow Swingline Loans on or after the Swingline Effective Date and prior to the Business Day immediately preceding the Revolving Credit Maturity Date (or such earlier date on which the Swingline Commitments shall terminate in accordance herewith) on the terms and subject to the conditions and limitations set forth herein.


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          (v) Swingline Notes. The obligation of the Borrower to repay the unpaid principal amount of the Swingline Loans made by it to each Swingline Lender and to pay interest thereon shall be evidenced in part by a promissory note of the Borrower to such Swingline Lender, dated the Swingline Effective Date (the "Swingline Notes"), in substantially the form attached hereto as Exhibit A-2, with the blanks appropriately filled, payable to the order of such Lender in an amount equal to the Swingline Subfacility Amount.

          (vi) Maturity. To the extent not due and payable earlier, the Swingline Loans shall be due and payable on the Revolving Credit Maturity Date.

          (b) Notice. The Borrower shall give the Administrative Agent telephonic, written or telecopy notice in the form agreed to by the Borrower and the Administrative Agent (in the case of telephonic notice, such notice shall be promptly confirmed by telecopy) no later than 2:30 p.m., Pittsburgh time (or, in the case of a proposed Quoted Rate Swingline Loan, 12:00 noon, Pittsburgh time), on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable (subject, in the case of Quoted Rate Swingline Loans, to receipt by the Borrower of Quoted Swingline Rates acceptable to it) and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day), the period (which must end no later than the Business Day prior to the Revolving Credit Maturity Date) during which it desires any requested Quoted Swingline Rate to apply (the "Quoted Rate Swingline Funding Periods"), and the amount of such Swingline Loan. The Administrative Agent shall promptly advise the Swingline Lenders of any notice received from the Borrower pursuant to this Section 3.02(b). In the event that the Borrower accepts a Quoted Swingline Rate in respect of a proposed Quoted Rate Swingline Loan, it shall notify the Administrative Agent (which shall in turn notify the relevant Swingline Lender) of such acceptance no later than 2:30 p.m., Pittsburgh time, on the relevant borrowing date.

          (c) Rights of the Parties.

          (i) As between the Borrower on the one hand, and the Lender Parties, on the other hand, the making of any Base Rate Swingline Loan is subject to the applicable conditions set forth or referred to in this Section 3.02 and
     Article V and VIII. In addition, a Swingline Lender shall be justified and fully protected in declining to make a Base Rate Swingline Loan if such Swingline Lender has received notice from the Administrative Agent, acting at the direction of the Required Lenders, to cease making Base Rate Swingline Loans as provided in Section 3.02(c)(ii).

          (ii) As between any Swingline Lender, on the one hand, and the Administrative Agent and the Lenders, on the other hand, a Swingline Lender shall not make any Base Rate Swingline Loan if such Swingline Lender shall have received, at least two Business Days before making such Swingline Loan, from the Administrative Agent, acting at the direction of the Required Lenders, an unrevoked written notice that any applicable condition precedent set forth or referred to in this Section 3.02 or Article V or VIII will not be satisfied and expressly requesting that such Swingline Lender cease to make Base Rate Swingline Loans. Absent such notice, each Swingline Lender shall be justified and fully protected, as against the Administrative Agent and the Lenders, in making Base Rate Swingline Loans, notwithstanding any knowledge of an Event of Default or Potential Default, any knowledge of failure of any applicable condition precedent set forth or referred to in this Section 3.02 or Article V or VIII to be satisfied, any other knowledge of any Swingline Lender, or any other event, condition or circumstance whatever.

          (d) Removal and Designation of Swingline Lenders. Upon two Business Days' prior written or telecopy notice to the Swingline Lenders and to the Administrative Agent, the Borrower may at any time terminate, from time to time in part reduce, or from time to time (with the written approval of the relevant Swingline Lender) increase, the Swingline Committed Amount of any Swingline Lender. At any time when there shall be fewer than eight Swingline Lenders, the Borrower may appoint from among the Lenders a new Swingline Lender, subject to the prior written consent of such new Swingline Lender and to two Business Days' prior notice to the Administrative Agent, so long as at no time shall there be more than eight Swingline Lenders. Notwithstanding anything to the contrary in this Agreement,


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          (i) if any Base Rate Swingline Loans shall be outstanding at the time of any termination, reduction, increase or appointment pursuant to the preceding two sentences, the Borrower shall on the date thereof prepay or borrow Base Rate Swingline Loans to the extent necessary to ensure that at all times the outstanding Base Rate Swingline Loans held by the Swingline Lenders shall be pro rata according to the respective Swingline Committed Amounts of the Swingline Lenders. On the date of any termination or reduction of the Swingline Committed Amounts pursuant to this paragraph
     (d), the Borrower shall pay or prepay so much of the Swingline Loans as shall be necessary in order that, after giving effect to such termination or reduction, (i) the aggregate outstanding principal amount of the Base Rate Swingline Loans of any Swingline Lender will not exceed the Swingline Committed Amount of such Swingline Lender and (ii) the aggregate outstanding principal amount of all Swingline Loans will not exceed the aggregate Swingline Committed Amounts. At no time may the aggregate Swingline Committed Amounts exceed the Swingline Subfacility Amount.

          (e) Prepayments. Except as provided in Section 2.10(b), the Borrower may prepay any Swingline Loan in whole or in part at any time without premium or penalty; provided that the Borrower shall have given the Administrative Agent written or telecopy notice (or telephone notice promptly confirmed in writing or by telecopy) of such prepayment not later than 10:30 a.m., Pittsburgh time, on the Business Day designated by the Borrower for such prepayment; and provided further that each partial payment shall be in an amount that is an integral multiple of $1,000,000. Each notice of prepayment under this subsection (e) shall specify the prepayment date and the principal amount of each Swingline Loan (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Swingline Loan (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this subsection
     (e) shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment. Each payment of principal of or interest on Base Rate Swingline Loans shall be allocated, as between the Swingline Lenders, pro rata, in accordance with their respective Swingline Percentages.

          (f) Swingline Loan Participating Interests.

          (i) Generally. At the discretion of a Swingline Lender at any time, such Swingline Lender may require each other Lender to purchase, acquire, accept and assume from such Swingline Lender, without recourse to, or representation or warranty by, such Swingline Lender, an undivided interest, in a proportion equal to such Lender's Pro Rata share, in all of such Swingline Lender's rights in the principal amount of such Swingline Lender's outstanding Base Rate Swingline Loans, together with accrued and unpaid interest thereon, and all collateral, guarantees and other rights from time to time directly or indirectly securing the foregoing (such interest of each Lender being referred to herein as a "Swingline Loan Participating Interest"). Amounts other than principal and interest on such Base Rate Swingline Loans, including amounts payable under or in connection with any zero-balance or other account maintained with such Swingline Lender or otherwise payable to such Swingline Lender in connection with any automatic borrowing system or other cash management operations for the Borrower shall be for the sole account of such Swingline Lender. On the date that any Purchasing Lender becomes a party to this Agreement in accordance with Section 10.14, Swingline Loan Participating Interests in any outstanding Base Rate Swingline Loans held by the Lender from which such Purchasing Lender acquired its interest hereunder shall be proportionately reallocated between such Purchasing Lender and such transferor Lender (and, to the extent such transferor Lender is a Swingline Lender, the Purchasing Lender shall be deemed to have acquired a Swingline Loan Participating Interest from such transferor Lender to such extent).

          (ii) Obligations Absolute. Notwithstanding any other provision hereof, each Lender hereby agrees that its obligation to participate in each Base Rate Swingline Loan issued in accordance herewith, and its obligation to make the payments specified in this Section 3.02(f), are each absolute, irrevocable and unconditional and shall not be affected by any event, condition or circumstance whatever. The failure of any Lender to make any such payment shall not relieve any other Lender of its funding obligation hereunder on the date due, but no Lender shall be responsible for the failure of any other Lender to meet its funding obligations hereunder.




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          (iii) Payment by Lenders on Account of Swingline Loans. If a Swingline
     Lender desires to sell Swingline Loan Participating Interests to the Lenders, such Swingline Lender will promptly notify the Administrative
     Agent thereof (which notice may be by telephone), and the Administrative Agent shall forthwith notify each Lender (which notice may be by telephone promptly confirmed in writing) thereof. No later than the Administrative Agent's close of business on the date such notice is given by the Administrative Agent (if such notice is given by the Administrative Agent before 12:00 noon., Pittsburgh time on such date), each such Lender will pay to the Administrative Agent, for the account of such Swingline Lender, in immediately available funds, an amount equal to such Lender's Pro Rata share of the outstanding principal amount of such Swingline Lender's Base Rate Swingline Loans and accrued and unpaid interest thereon. If and to the extent that any Lender fails to make such payment to such Swingline Lender on such date, such Lender shall pay such amount on demand, together with interest, for such Swingline Lender's own account, for each day from and including the date of notice to such Lender to and including the date of repayment to such Swingline Lender (before and after judgment) at the following rates per annum: (x) for each day from and including the date of such payment by such Swingline Lender to and including the second Business Day thereafter, at the Federal Funds Effective Rate for such day, and (y) for each day thereafter, at the rate applicable to the Swingline Loans for such day.

          (iv) Distributions to Participants. If, at any time, after a Swingline Lender has made a Base Rate Swingline Loan and has received from any Lender such Lender's share of such Base Rate Swingline Loan, and such Swingline Lender receives any payment or makes any application of funds on account of such Base Rate Swingline Loan, such Swingline Lender will pay to the Administrative Agent, for the account of such Lender, such Lender's Pro Rata share of such payment.

          (v) Rescission. If any amount received by a Swingline Lender on account of any Base Rate Swingline Loan or interest thereon shall be avoided, rescinded or otherwise returned or paid over by such Swingline Lender for any reason at any time, whether before or after the termination of this Agreement (or such Swingline Lender believes in good faith that such avoidance, rescission, return or payment is required, whether or not such matter has been adjudicated), each such Lender will, promptly upon notice from the Administrative Agent or such Swingline Lender, pay over to the Administrative Agent for the account of such Swingline Lender its Pro Rata share of such amount, together with its Pro Rata share of any interest or penalties payable with respect thereto.

          (vi) Equalization. If any Lender receives any payment or makes any application on account of its Swingline Loan Participating Interest, such Lender shall forthwith pay over to the applicable Swingline Lender, in Dollars and in like kind of funds received or applied by it the amount in excess of such Lender's ratable share of the amount so received or applied.

          (g) Certain Provisions Relating to the Swingline Lenders.

          (i) General. A Swingline Lender shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and no implied duties or responsibilities on the part of a Swingline Lender shall be read into this Agreement or any Loan Document or shall otherwise exist. The duties and responsibilities of each Swingline Lender to the other Lender Parties under this Agreement and the other Loan Documents shall be mechanical and administrative in nature, and no Swingline Lender shall have a fiduciary relationship in respect of any Lender Party or any other Person. A Swingline Lender shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document, unless caused by its own gross negligence or willful misconduct. A Swingline Lender shall not be under any obligation to ascertain, inquire or give any notice relating to
     (i) the performance or observance of any of the terms or conditions of this Agreement or any other Loan Document on the part of the Borrower, (ii) the business, operations, condition (financial or other) or prospects of the Borrower or any other Person, or (iii) the existence of any Event of Default or Potential Default. A Swingline Lender shall not be under any obligation, either initially or on a continuing basis, to provide the Administrative Agent or any Lender with any notices, reports or information of any nature, whether in its



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     possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement to be so furnished.

          (ii) Administration. Each Swingline Lender may rely upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the proper party or parties, and a Swingline Lender shall not have any duty to verify the identity or authority of any Person giving such notice or other communication. Each Swingline Lender may consult with legal counsel (including, without limitation, in-house counsel for such Swingline Lender or in-house or other counsel for the Borrower), independent public accountants and any other experts selected by it from time to time, and a Swingline Lender shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts. Whenever a Swingline Lender shall deem it necessary or desirable that a matter be proved or established with respect to the Borrower or any Lender Party, such matter may be established by a certificate of the Borrower or such Lender Party, as the case may be, and the Swingline Lender may conclusively rely upon such certificate.

          (iii) Indemnification of Swingline Lenders by Lenders. Each Lender hereby agrees to reimburse and indemnify each Swingline Lender and its directors, officers, employees and agents (to the extent not reimbursed by the Borrower and without limitation of the obligations of the Borrower to do so), Pro Rata, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including, without limitation, the fees and disbursements of counsel (other than in-house counsel) for such Swingline Lender or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Swingline Lender or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against such Swingline Lender, in its capacity as such, or such other Person, as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part, or directly or indirectly, with the proceeds of any Base Rate Swingline Loan, provided, that no Lender shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements (i) resulting from the gross negligence or willful misconduct of such Swingline Lender or such other Person, or (ii) resulting from any action or nonaction of such Swingline Lender or such other Person relating to a Quoted Rate Swingline Loan.

          (i) Cash Collateral. Section 3.01(g) of the Credit Agreement is hereby amended by deleting everything before the parenthetical and replacing it with the following:

          To the extent that any provision of this Agreement or the Loan Documents requires a payment, prepayment or other application of funds to be made with respect to the Loans, such provision shall be applied as follows: after payment in full of the outstanding Loans

          (j) Basic Conditions. Section 5.02(a) of the Credit Agreement is hereby amended by deleting the references to Section 3.02(a)(i) and replacing them with references to Section 3.02(a)(ii).

          (k) Application of Proceeds. Section 8.03 of the Credit Agreement is hereby amended by deleting the reference to "the Swingline Lender" in clause Second and replacing it with a reference to "the Swingline Lenders".

          (l) Records. Section 10.02 of the Credit Agreement is hereby amended by deleting the phrase "of the Swingline Lender" and replacing it with the phrase "of the Swingline Lender making such Swingline Loans".

          (m) Amendments and Waivers. Section 10.03(d) of the Credit Agreement is hereby amended by deleting the phrase "or impose additional duties upon the Swingline Lender, or otherwise affect the rights, interests or obligations of the Swingline Lender, without the written consent of the Swingline Lender" and replacing it the following:

          or impose additional duties upon any Swingline Lender, or otherwise affect the rights, interests or obligations of any Swingline Lender without the written consent of such Swingline Lender.

          (n) Duration; Survival. Section 10.09(b) of the Credit Agreement is amended by deleting the reference to "Section 3.02(e)(iii)" and substituting a reference to "Section 3.02(g)(iii)".

          (o) Participations. Section 10.14(b)(v) of the Credit Agreement is hereby amended by deleting the phrase "consent of the Administrative Agent, the Issuing Bank Representative and the Swingline Lender" and substituting the phrase "consent of the Administrative Agent and the Issuing Bank Representative".

          (p) Assignments. Section 10.14(c)(i) of the Credit Agreement is hereby amended by deleting the phrase "consent of the Borrower, the Administrative Agent, the Issuing Bank Representative and the Swingline Lender" and substituting the phrase "consent of the Borrower, the Administrative Agent and the Issuing Bank Representative". Section 10.14(c)(iii) of the Credit Agreement is hereby amended by adding at the end of the proviso (before the parenthesis) the phrase "or Quoted Rate Swingline Loans".

          (q) Definitions.

          (i) The following definitions are deleted from Annex A of Credit
     Agreement: "Applicable Lending Office"; "As-Offered Rate"; "As-Offered Rate Funding Period"; "As-Offered Rate Option"; "As-Offered Rate Portion"; "Funding Period"; "Funding Segment"; "Notes"; "Portion"; "Revolving Credit Exposure"; "Swingline Commitment"; "Swingline Current Availability"; "Swingline Lender"; "Swingline Loan Participating Interest"; "Swingline Loans"; "Swingline Notes"; "Swingline Subfacility Amount"; "Revolving Credit Exposure"; "Revolving Credit Usage",

          (ii) The following definitions are added to Annex A of the Credit Agreement in correct alphabetical order.

          "Applicable Lending Office" means, with respect to any Lender, (i) in the case of the Base Rate Portion of its Loans, its Domestic Lending Office, (ii) in the case of the Euro-Rate Portion of its Loans, its Euro-Rate Lending Office (iii) in the case of its Competitive Bid Loans, its Competitive Bid Lending Office, and (iv) in the case of Quoted Rate Swingline Loans, its Quoted Rate Swingline Lending Office.

          "Base Rate Swingline Loan" shall have the meaning given to that term in Section 3.02(a)(i).

          "Funding Period" shall mean any Euro-Rate Funding Period, Competitive Bid Funding Period or Quoted Rate Swingline Funding Period.

          "Funding Segment" of a Euro-Rate Portion at any time shall mean the entire principal amount of such Portion to which at the time in question there is applicable a particular Funding Period beginning on a particular day and ending on a particular day. (By definition, each such Portion is at all times composed of an integral number of discrete Funding Segments and the sum of the principal amounts of all Funding Segments of such Portion at any time equals the principal amount of such Portion at such time.)

          "Notes" shall mean the Committed Notes, the Swingline Notes and the Competitive Bid Notes.

          "Portion" shall mean the Base Rate Portion or the Euro-Rate Portion.

          "Quoted Rate Swingline Funding Period" shall have the meaning given to that term in Section 3.02(b).

          "Quoted Rate Swingline Lending Office" shall mean, as to each Swingline Lender, its office located at its address set forth on Annex D hereto or such other office as any Swingline Lender may designate as its Quoted Rate Swingline Lending Office by notice to the Borrower and the Administrative Agent.

          "Quoted Rate Swingline Loans" shall have the meaning assigned to such term in Section 3.02(a)(i).

          "Quoted Swingline Rate" shall have the meaning assigned to such term in Section 3.02(a)(i).

          "Revolving Credit Exposure" of any Lender at any time shall mean (i) for purposes of the definitions of "Required Lenders" and "Supermajority Lenders", the sum at such time of the outstanding principal amount of such Lender's Revolving Credit Loans plus such Lender's Pro Rata share of the sum of the aggregate Letter of Credit Exposure and the aggregate outstanding principal amount of Swingline Loans and (ii) for all other purposes, the sum at such time of the outstanding principal amount of such Lender's Revolving Credit Loans plus such Lender's Pro Rata share of the sum of the aggregate Letter of Credit Exposure and the aggregate outstanding principal amount of Base Rate Swingline Loans.

          "Revolving Credit Usage" of any Lender at any time shall mean the sum at such time of such Lender's Revolving Credit Exposure plus such Lender's Pro Rata share of the sum of the aggregate outstanding principal amount of Competitive Bid Loans plus the aggregate outstanding principal amount of Quoted Rate Swingline Loans.

          "Swingline Commitment" shall have the meaning given that term in
     Section 3.02(a)(i).

          "Swingline Committed Amount" for any Swingline Lender shall mean the amount set forth on Annex D hereto, with respect to such Swingline Lender, as such amount may have been reduced or decreased under Section 3.02 (d) hereof or with respect to any Lender becoming a Swingline Lender after the Swingline Effective Date, the amount determined in accordance with Section
     3.02 (d).

          "Swingline Current Availability" shall have the meaning given that term in Section 3.02(a)(ii).

          "Swingline Effective Date" shall mean December 15, 1998.

          "Swingline Lender" shall mean the Lenders set forth on Annex D hereto, subject to the addition and deletion of Lenders in accordance with Section 3.02(d) hereof, and subject to the provisions of Section 10.14 pertaining to Persons becoming or ceasing to be Lenders.

          "Swingline Loan Participating Interest" shall have the meaning given that term in Section 3.02(f)(i).

          "Swingline Loans" shall mean the collective reference to the Base Rate Swingline Loans and the Quoted Rate Swingline Loans.

          "Swingline Notes" shall mean the promissory notes of the Borrower executed and delivered under Section 3.02(a)(v), together with any note issued in substitution therefor pursuant to this Agreement.

          "Swingline Percentage" of any Swingline Lender at any time shall mean the percentage of the aggregate Swingline Committed Amounts represented by such Swingline Lender's Swingline Committed Amount.

          "Swingline Subfacility Amount" shall mean $200,000,000.

         (r) Swingline Lenders; Annex D. A new Annex D to Credit Agreement is hereby added to the Credit Agreement to read in its entirety as set forth in the form attached hereto.

         (s) Form of Swingline Note. Exhibit A-2 to the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit A-2 to Credit Agreement in the form attached hereto.

         SECTION 5. AMENDMENT RELATING TO THE COMPETITIVE BID SUBFACILITY.

         (a) Competitive Bid Loans. Section 3.03(a)(i) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         (i) Competitive Bid Loans. Subject to the terms and conditions of this Agreement, the Borrower may, as set forth in this Section 3.03, request the Lenders from time to time prior to the Revolving Credit Maturity Date to make offers to make Competitive Bid Loans to the Borrower. Each Lender may, but shall have no obligation to, make one or more such offers, and the Borrower may, but shall have no obligation to, accept any such offers, in the manner set forth in this Section 3.03. The Borrower shall not request or accept any offer to make a Competitive Bid Loan except within the following limitations: (A) the aggregate principal amount of Competitive Bid Loans outstanding at any time shall not exceed $150,000,000, and (B) the aggregate Revolving Credit Usages of the Lenders may not exceed the aggregate Revolving Credit Committed Amounts of the Lenders at any time.

         (b) Administration Fee. Section 3.03(a)(v) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         (v) Administration Fee. [Intentionally Omitted.]

         SECTION 6. AMENDMENT RELATING TO INTEREST RATE HEDGING AGREEMENTS.
Section 6.12 is hereby amended by deleting it in its entirety and replacing it with the following:

         6.12. Interest Rate Protection. [Intentionally Omitted.]


         SECTION 7. AMENDMENT RELATING TO PERMITTED INDEBTEDNESS. Sections 7.02(e), 7.02(f) and 7.02(g) are hereby amended by deleting them in their entirety and replacing them with the following:

         (e) Indebtedness of the Borrower or its Subsidiaries constituting (i) obligations under capitalized leases, (ii) Indebtedness secured by purchase money Liens described in Section 7.03(e), or (iii) Indebtedness described in
Section 7.03(f); provided, that the aggregate principal amount of outstanding Indebtedness described in this Section 7.02(e) shall not exceed $75,000,000 (or the equivalent in any currency) at any time;

         (f) Other Indebtedness of the Borrower or Subsidiaries of the Borrower not exceeding $225,000,000 (or the equivalent in any currency) in aggregate principal amount at any time outstanding;

         (g) Indebtedness owing to the Borrower or to a consolidated Subsidiary of the Borrower;

         SECTION 8. AMENDMENTS RELATING TO PERMITTED GUARANTIES.

         (a) Permitted Guaranties. Section 7.04 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         7.04. Guaranties, etc. [Intentionally Omitted.]

         (b) Permitted Indebtedness. Section 7.02(i) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         (i) [Intentionally Omitted.];

         SECTION 9. AMENDMENT RELATING TO PERMITTED LOANS, ADVANCES AND INVESTMENTS. Section 7.05 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         7.05. Loans, Advances and Investments. [Intentionally Omitted.]

         SECTION 10. AMENDMENTS RELATING TO DISPOSITIONS OF PROPERTIES.

         (a) Permitted Dispositions of Properties. Section 7.07 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

          7.07. Dispositions of Properties. The Borrower and its consolidated Subsidiaries taken as a whole, shall not convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of their property, business or assets. Any sale, conveyance, lease, transfer, abandonment or other disposition of, voluntarily or involuntarily, directly or indirectly, any property of the Borrower or any Subsidiary of the Borrower, now existing or hereafter acquired, may be subject to Section 2.07(b)(ii).

         (b) Mandatory Prepayments. Section 2.07(b)(ii)(J) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         (J) any factoring of trade receivables originated by a Foreign Subsidiary; provided, that the aggregate amount of all transactions described in this clause (J) from and after the date hereof shall not exceed $25,000,000 (or the equivalent in any currency at any time).

         SECTION 11. AMENDMENTS RELATING TO YEAR 2000 REPRESENTATION AND WARRANTY AND YEAR 2000 COVENANT.

         (a) Representation and Warranty. A new section 4.21 is added to the Credit Agreement to read in its entirety as follows:

         Section 4.21. Year 2000 Compliance. The Borrower has reviewed its operations and those of its Subsidiaries with a view to assessing whether their business, taken as a whole, will be vulnerable to a Year 2000 Problem. As of December 15, 1998, the Borrower has a reasonable basis to believe that, solely with respect to its internal operations under its direct control, and in view of its efforts to date to address a potential Year 2000 Problem and its ongoing remediation program, the Borrower will not experience a year 2000 Problem that will have a Material Adverse Effect; provided, however, that nothing contained herein shall be deemed to be a representation or warranty that the operations, hardware, software, embedded chips or other systems of third parties with whom the Borrower and its Subsidiaries interact will not cause a Year 2000 Problem that will have a Material Adverse Effect.

         (b) Affirmative Covenant. A new Section 6.15 is added to the Credit Agreement to read in its entirety as follows:

         Section 6.15. Year 2000 Compliance. The Borrower shall, and shall cause its Subsidiaries to, take all reasonable actions necessary and foreseeable and commit sufficient resources to remediate any Year 2000 Problem that could reasonably be expected to have a Material Adverse Effect.

         (c) Definition. A new definition is added to Annex A of the Credit Agreement in correct alphabetical order to read in its entirety as follows:

         "Year 2000 Problem" shall mean any significant risk that computer hardware, software or equipment containing embedded microchips of the Borrower or any of its Subsidiaries which is essential to its business operations will not, in the case of dates occurring after December 31, 1999, function at least as reliably as in the case of dates occurring before January 1, 2000, including the making of accurate leap year calculations, provided that all third party hardware, software, systems or equipment containing embedded microchips interacting with Borrower's or its Subsidiaries' computer hardware, software or equipment containing embedded microchips is also able to function in the same manner with respect to such dates and calculations.


         SECTION 12. AMENDMENT RELATING TO COMPLIANCE CERTIFICATE. Exhibit D to the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit D to Credit Agreement in the form attached hereto.

         SECTION 13. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to each Lender Party as follows:

         (a) Corporate Power and Authorization. Each Loan Party has corporate power and authority to execute, deliver, perform and take all actions contemplated by this Amendment and each Loan Document, as amended hereby (collectively, the "Amended Loan Documents"), to which it is a party; and all such action has been duly and validly authorized by all necessary corporate proceedings on the part of each Loan Party.

         (b) Governmental Approvals and Filings. No approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice or declaration to any Governmental Authority is required in connection with the execution and delivery of this Amendment.

         (c) Execution and Binding Effect. This Amendment has been duly and validly executed and delivered by the Borrower and consented to by each other Loan Party. This Amendment and the Amended Loan Documents to which each Loan Party is a party, constitute legal, valid and binding obligations of such Loan Party, enforceable in accordance with their respective terms, except as enforceability of the foregoing may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

         (d) Absence of Conflicts. Neither the execution and delivery of this Amendment, nor consummation of the transactions contemplated by the Amended Loan Documents, nor performance of or compliance with the terms and conditions hereof or thereof, does or will (i) violate or conflict with any Law, or (ii) violate or conflict with, or constitute a default under, or result in (or give rise to any right, contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or other, to create or impose) any Lien upon any property of the Borrower or any Subsidiary of the Borrower pursuant to, or otherwise result in (or give rise to any right, contingent or other, of any Person to cause) any change in any right, power, privilege, duty or obligation of the Borrower or any Subsidiary of the Borrower under or in connection with, (A) the articles of incorporation or by-laws (or other constitutional documents) of the Borrower or any Subsidiary of the Borrower, or (B) any agreement or instrument to which the Borrower or any Subsidiary of the Borrower is a party or by which any of them or any of their respective properties may be subject or bound, except, in the case of the foregoing clause (ii)(B), for matters that individually or in the aggregate, do not have a Material Adverse Effect (including without limitation the Cross-Default Excepted Indebtedness).

         (e) Representations and Warranties. The representations and warranties contained in Article IV of the Credit Agreement, as amended hereby, and in the other Amended Loan Documents are true on and as of the date hereof after giving effect to this Amendment with the same effect as though such representations and warranties had been made on and as of the date hereof.

         (f) Events of Default. No Event of Default and no Potential Default has occurred and is continuing or exists under the Credit Agreement, as amended hereby, or will occur and exist after giving effect to this Amendment.

         The foregoing representations and warranties shall have been deemed to have been made under the Credit Agreement for purposes of Section 8.01(c) of the Credit Agreement.

         SECTION 14. EFFECTIVENESS; CONDITIONS.

         (a) Effectiveness. This Amendment shall become effective on the date (the "Effective Date") on which each of the conditions set forth in Section 14(b) have been satisfied or have been waived in writing by the Administrative Agent and the Required Lenders. The Administrative Agent shall give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right power or remedy under any such Loan Documents or constitute a waiver of any provision of any such other Loan Documents.

         (i) References to Credit Agreement. From and after the Effective Date, each reference in the Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement, as amended hereby and as the same may be further amended, modified or supplemented from time to time. The Credit Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

         (ii) References to Swingline Notes. From and after the Effective Date, each reference in the Loan Documents to "Swingline Note," "Swingline Notes," "Notes" or "Note" shall mean and include a reference to each Swingline Note or the Swingline Notes, as the case may be, delivered pursuant to Section 14(b)(ii).

         (iii) References to Other Loan Documents. Except as expressly set forth herein, the Loan Documents (other than those amended or replaced by this Amendment) shall continue in full force and effect and are hereby in all respects ratified and confirmed.

         (iv) Cancellation of Existing Swingline Note. Promptly after the Effective Date, Mellon Bank, N.A., shall return its Swingline Note dated November 17, 1997, marked cancelled, to the Borrower.

         (b) Conditions. The occurrence of the Effective Date is subject to and contingent upon the following conditions precedent:

         (i) Amendment. The Administrative Agent shall have received, with an executed counterpart for each Lender, this Amendment duly executed on behalf of the Borrower and consented to by each other Loan Party and the Required Lenders.

         (ii) Notes. The Administrative Agent shall have received Swingline Notes for each Swingline Lender, in the form of Exhibit A-2 to the Credit Agreement, as amended hereby, each duly executed on behalf of the Borrower.

         (iii) Corporate Proceedings. The Administrative Agent shall have received, with a copy for each Lender, certificates by the Secretary or Assistant Secretary of the Borrower, dated as of the date hereof, certifying as to (A) true copies of its articles of incorporation and bylaws (or a statement that no change has occurred to the same since November 17, 1997), (B) true copies of all corporate action taken by the Borrower relative to this Amendment and (C) the name, incumbency and signature of the respective officers of the Borrower executing this Amendment and the Swingline Notes.

         (iv) Representations and Warranties. On the Effective Date, the representations and warranties contained in Section 13 shall be true and correct with the same effect as though made on and as of such date.

         (v) Officers' Certificates. The Administrative Agent shall have received, with a copy for each Lender, a certificate dated the date hereof, signed by a Responsible Officer of the Borrower, as to such matters as the Administrative Agent may request, in form and substance satisfactory to the Administrative Agent.

         (vi) Legal Opinion. The Administrative Agent shall have received an opinion, dated the date hereof, of Buchanan Ingersoll Professional Corporation, counsel to the Borrower and its Subsidiaries, addressed to the Administrative Agent, the Collateral Agent and each Lender, as to (A) the matters set forth in Sections 13(a), 13(b), 13(c) and 13(d) and (B) such other matters as the Administrative Agent may request, in form and substance satisfactory to the Administrative Agent.

         (vii) Discharge of Existing Swingline Loans. On or prior to the date hereof, the Borrower shall have paid all of their respective obligations to pay principal, interest, fees and other amounts outstanding or otherwise payable in connection with all outstanding Swingline Loans, if any, under or in connection with the Credit Agreement.

         (viii) Fees, Expenses, etc. All fees and other compensation required to be paid to the Administrative Agent or the Lenders pursuant hereto or any other agreement on or prior to the date hereof shall have been paid or received.

         (ix) Additional Matters. All corporate and other proceedings, and all documents, instruments and other matters in connection with the transactions contemplated by this Amendment and the Amended Loan Documents, shall be satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received such other documents, instruments and other items as the Administrative Agent may reasonably request.

         SECTION 15. MISCELLANEOUS.

         (a) Capitalized Terms. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings given in the Credit Agreement.

         (b) Notices. All notices, communications, agreements, certificates, documents and other instruments executed and delivered after the execution and delivery of this Amendment in connection with the Credit Agreement, any of the other Loan Documents or the transactions contemplated thereby may refer to the Credit Agreement and the Loan Documents without making specific reference to this Amendment, but nevertheless all such references shall include this Amendment unless the context requires otherwise.

         (c) Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of such Commonwealth of Pennsylvania, with regard to choice of law principles.

         (d) Survival. All representations, warranties, covenants and agreements of each Loan Party contained herein or made in writing in connection herewith shall survive the execution and delivery of this Amendment and the making of Loans or the issuing of Letters of Credit under the Credit Agreement, as amended hereby.

         (e) Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary and convenient and by the separate parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to constitute an original, but all such separate counterparts shall constitute but one and the same instrument.

         (f) Severability. If any provision of this Amendment, or the application thereof to any party hereto, shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Amendment which can be given effect without the invalid and unenforceable provision or application, and to this end the parties hereto agree that the provisions of this Amendment are and shall be severable.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.



KENNAMETAL INC.



By:    /s/ James E. Morrison
   ----------------------------------
Name:  James E. Morrison
Title: Vice President and Treasurer


MELLON BANK, N.A., individually and as Administrative Agent, Issuing Bank and Swingline Lender



By:    /s/ Peter K. Lee
   ----------------------------------
Name:  Peter K. Lee
Title: Vice President

                                     LENDER
                           CONSENT AND ACKNOWLEDGMENT

         The undersigned, a "Lender" and, if applicable, a "Swingline Lender" under that certain Credit Agreement, dated as of November 17, 1997, by and among Kennametal Inc., a Pennsylvania corporation (the "Borrower"), the Lenders parties thereto from time to time, and Mellon Bank, N.A., as Administrative Agent (as amended by an Amendment to Transaction Documents, dated as of November 26, 1997, an Amendment to Transaction Documents, dated as of
December 19, 1997, and an Amendment to Transaction Documents, dated as of March 19, 1998, the "Credit Agreement"), hereby (a) acknowledges receipt of a counterpart of the Amendment to Transaction Documents, dated as of December 15, 1998, by and among the Borrower, the Lenders parties to the Credit Agreement and Mellon Bank, N.A., as Administrative Agent (the "Amendment"), and
(b) pursuant to Section 10.03 of the Credit Agreement, consents to such Amendment and directs the Administrative Agent to enter into it. Capitalized terms used in this Consent and Acknowledgement but not defined herein shall have the meanings given such terms in the Credit Agreement and the Amendment.


______________________________________, as Lender
[Type or print name of Lender ONLY IF Lender is NOT a Swingline Lender]



By:
   ----------------------------------
Name:
Title:


__________________________________________, as Lender and Swingline Lender [Type
or print name of Lender ONLY IF Lender is ALSO a Swingline Lender]



By
   ----------------------------------
Name:
Title:



Date:
     ---------------

                              SUBSIDIARY GUARANTOR
                           CONSENT AND ACKNOWLEDGMENT

         The undersigned, a "Subsidiary Guarantor" under that certain Credit Agreement, dated as of November 17, 1997, by and among Kennametal, Inc., a Pennsylvania corporation (the "Borrower"), the Lenders parties thereto from time to time, and Mellon Bank, N.A., as Administrative Agent (as amended by an Amendment to Transaction Documents, dated as of November 26, 1997, an Amendment to Transaction Documents, dated as of December 19, 1997, and an Amendment to Transaction Documents, dated as of March 19, 1998, the "Credit Agreement"), hereby (a) acknowledges receipt of a counterpart of the Amendment to Transaction Documents, dated as of December 15, 1998, by and among the Borrower, the Lenders parties to the Credit Agreement and Mellon Bank, N.A., as Administrative Agent (the "Amendment"), (b) consents to the Amendment and agrees that all references to the Credit Agreement in the Loan Documents shall mean the Credit Agreement, as amended by the Amendment, and (c) agrees that its obligations under the Loan Documents to which it is a party shall continue in full force and effect and shall not in any way be discharged or relieved as a result of the Amendment. Capitalized terms used in this Consent and Acknowledgment but not defined herein shall have the meanings given such terms in the Credit Agreement and the Amendment.


__________________________________________, as Subsidiary Guarantor
[Type or print name of Subsidiary Guarantor]



By
   ----------------------------------
Name:
Title:



Date:
     ---------------

                                                                      Annex D to
                                                                Credit Agreement


                                SWINGLINE LENDERS
                           ON SWINGLINE EFFECTIVE DATE

                                                              Quoted Rate
Swingline Lender        Swingline Committed Amount     Swingline Lending Office
----------------        --------------------------     ------------------------

Mellon Bank, N.A.               $25,000,000             Domestic Lending Office

                                                                  Exhibit A-2 to
                                                                Credit Agreement



                                 KENNAMETAL INC.
                                 SWINGLINE NOTE

$200,000,000                                            Pittsburgh, Pennsylvania
                                                               December 15, 1998

         FOR VALUE RECEIVED, the undersigned, KENNAMETAL INC., a Pennsylvania corporation (the "Borrower"), promises to pay to the order of [name of Swingline Lender] (a "Swingline Lender"), for the account of its Applicable Lending Office, (i) on the last day of the applicable Funding Period (as defined in the Credit Agreement referred to below), the aggregate unpaid principal amount of each Swingline Loan (as defined in the Credit Agreement) from time to time made by such Swingline Lender to the Borrower pursuant to the Credit Agreement (as defined below) and (ii) on or before the Business Day immediately preceding the Revolving Credit Maturity Date (as defined in the Credit Agreement), and at such earlier dates as may be required by the Credit Agreement, the lesser of (A) the principal sum of TWO HUNDRED MILLION DOLLARS ($200,000,000) and (B) the aggregate unpaid principal amount of all Swingline Loans made from time to time by such Swingline Lender to the Borrower pursuant to the Credit Agreement. The Borrower further promises to pay to the order of such Swingline Lender, for the account of its Applicable Lending Office, interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to, or otherwise provided in, the Credit Agreement, payable on the dates, and at the times, set forth in the Credit Agreement.

         This Note is one of the "Swingline Notes" referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of November 17, 1997, by and among Kennametal Inc., as Borrower, the Lenders parties thereto from time to time, and Mellon Bank, N.A., as Administrative Agent (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"), which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions. Terms defined in the Credit Agreement have the same meanings herein.

         This Note is secured by, and is entitled to the benefits of, the Shared Security Documents referred to in the Credit Agreement.

         The Borrower hereby expressly waives presentment, demand, protest and, all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue, in each case except as otherwise expressly provided in the Credit Agreement.

         This Note shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to principles of choice of law.

KENNAMETAL INC.

By:
Name:
Title:

                                                                    Exhibit D to
                                                                Credit Agreement


                                 KENNAMETAL INC.
                             COMPLIANCE CERTIFICATE

         Pursuant to the Credit Agreement, dated as of November 17, 1997, by and among Kennametal Inc., as Borrower, the Lenders parties thereto from time to time, and Mellon Bank, N.A., as Administrative Agent (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"), the undersigned, being a Responsible Officer of the Borrower, hereby certifies on behalf of the Borrower as follows:

         1. Delivered herewith are the financial statements prepared pursuant to
Section 6.01(a) or 6.01(b), as the case may be, of the Credit Agreement, for the fiscal [quarter/year] ended __________, 19__. Such financial statements comply with the applicable requirements of the Credit Agreement.

         2. Schedule I hereto sets forth in reasonable detail the information and calculations necessary to establish compliance with the provisions of Section[s] 7.01 [2.07(b), 7.02(a), 7.02(b), 7.02(e), 7.02(f) and 7.02(h)(1)] of
the Credit Agreement as of the end of the fiscal period referred to in paragraph 1 above.

         3.  (Check one and only one:)

         ____ No change in the "Status Level" of the Borrower has occurred since the last day of the fiscal quarter immediately preceding the fiscal quarter referred to in paragraph 1 above. The "Status Level" is currently
____________________ as of the last day of the fiscal quarter referred to in paragraph 1 above.

         ____ A change in the "Status Level" of the Borrower has occurred since the last day of the fiscal quarter immediately preceding the fiscal quarter referred to in paragraph 1 above. The Status Level is ____________________ as of the last day of the fiscal quarter referred to in paragraph 1 above. Schedule II hereto sets forth in reasonable detail the information and calculations necessary to compute which of the financial tests set forth in the definition of "Status Level" the Borrower satisfies as of the last day of the fiscal quarter referred to in paragraph 1 above.

         4.  (Check one and only one:)

                  ____ No Event of Default or Potential Default has occurred and is continuing or exists.

                  ____ An Event of Default or Potential Default has occurred and is continuing or exists, and Schedule III specifies in detail the nature and period of existence of such Event of Default as well as any and all actions with respect thereto taken or contemplated to be taken by the Borrower.

         5. Schedule IV hereto identifies (a) any Subsidiary of the Borrower which is not already a Subsidiary Guarantor and which is required to become a Subsidiary Guarantor pursuant to Section 6.13(a) of the Credit Agreement, and
(b) any Subsidiary of the Borrower, the capital stock or other equity interests of which have not already been pledged pursuant to the Borrower Pledge Agreement or a Subsidiary Pledge Agreement, and the capital stock or other equity interests of which are required to be so pledged pursuant to Section 6.13(b) of the Credit Agreement.



(1) To be included only in compliance certificate delivered with respect to fiscal year.

         6. The undersigned has personally reviewed the Credit Agreement, and this certificate was based on an examination made by or under the supervision of the undersigned sufficient to assure that this certificate is accurate. Capitalized terms used in this certificate and not otherwise defined shall have the meanings given in the Credit Agreement.

KENNAMETAL INC.



Date:                               By
     --------------                   ------------------------------
                                    Name:
                                    Title: